                                         CONFORMED COPY











                     ALHC MERGER CORPORATION

             11-1/4% Senior Subordinated Notes Due 2004






                            INDENTURE


                 Dated as of September 29, 1994




                       LTCB TRUST COMPANY

                             Trustee

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
                              TABLE OF CONTENTS

                                                             Page
                                                             ----
ARTICLE 1.     Definitions and Incorporation by Reference. . .  6

     SECTION 1.01.  Definitions. . . . . . . . . . . . . . . .  6
     SECTION 1.02.  Other Definitions. . . . . . . . . . . . . 24
     SECTION 1.03.  Incorporation by Reference of Trust
                    Indenture Act. . . . . . . . . . . . . . . 24
     SECTION 1.04.  Rules of Construction. . . . . . . . . . . 25

ARTICLE 2.     The Securities. . . . . . . . . . . . . . . . . 25

     SECTION 2.01.  Form and Dating. . . . . . . . . . . . . . 25
     SECTION 2.02.  Execution and Authentication . . . . . . . 26
     SECTION 2.03.  Registrar and Paying Agent . . . . . . . . 26
     SECTION 2.04.  Paying Agent To Hold Money in Trust. . . . 27
     SECTION 2.05.  Securityholder Lists . . . . . . . . . . . 27
     SECTION 2.06.  Transfer and Exchange. . . . . . . . . . . 27
     SECTION 2.07.  Replacement Securities . . . . . . . . . . 28
     SECTION 2.08.  Outstanding Securities . . . . . . . . . . 28
     SECTION 2.09.  Temporary Securities . . . . . . . . . . . 29
     SECTION 2.10.  Cancellation . . . . . . . . . . . . . . . 29
     SECTION 2.11.  Defaulted Interest . . . . . . . . . . . . 29


ARTICLE 3.     Redemption. . . . . . . . . . . . . . . . . . . 30

     SECTION 3.01.  Notices to Trustee . . . . . . . . . . . . 30
     SECTION 3.02.  Selection of Securities To Be Redeemed . . 30
     SECTION 3.03.  Notice of Redemption . . . . . . . . . . . 30
     SECTION 3.04.  Effect of Notice of Redemption . . . . . . 31
     SECTION 3.05.  Deposit of Redemption Price. . . . . . . . 31
     SECTION 3.06.  Securities Redeemed in Part. . . . . . . . 32

ARTICLE 4.     Covenants . . . . . . . . . . . . . . . . . . . 32

     SECTION 4.01.  Payment of Securities. . . . . . . . . . . 32
     SECTION 4.02.  SEC Reports. . . . . . . . . . . . . . . . 32
     SECTION 4.03.  Limitation on Indebtedness . . . . . . . . 32
     SECTION 4.04.  Limitation on Indebtedness and Preferred
                    Stock of Subsidiaries. . . . . . . . . . . 34
     SECTION 4.05.  Limitation on Restricted Payments. . . . . 35
     SECTION 4.06.  Limitation on Restrictions on
                    Distributions from Subsidiaries. . . . . . 37
     SECTION 4.07.  Limitation on Transactions with
                    Affiliates . . . . . . . . . . . . . . . . 39
     SECTION 4.08.  Limitation on Sales of Assets and
                    Subsidiary Stock . . . . . . . . . . . . . 40
     SECTION 4.09.  Change of Control. . . . . . . . . . . . . 43
     SECTION 4.10.  Limitation on Liens Securing Subordinated or
                    Pari Passu Indebtedness. . . . . . . . . . 44
     SECTION 4.11.  Business Activities. . . . . . . . . . . . 45

     SECTION 4.12.  Limitation on Issuance of Guarantees by
                    Subsidiaries . . . . . . . . . . . . . . . 45
     SECTION 4.13.  Compliance Certificate . . . . . . . . . . 46
     SECTION 4.14.  Further Instruments and Acts . . . . . . . 46

ARTICLE 5.     Successor Company . . . . . . . . . . . . . . . 46

     SECTION 5.01.  When Company May Merge or Transfer
                    Assets . . . . . . . . . . . . . . . . . . 46
     SECTION 5.02.  Successor Substituted. . . . . . . . . . . 48

ARTICLE 6.     Defaults and Remedies . . . . . . . . . . . . . 48

     SECTION 6.01.  Events of Default. . . . . . . . . . . . . 48
     SECTION 6.02.  Acceleration . . . . . . . . . . . . . . . 50
     SECTION 6.03.  Other Remedies . . . . . . . . . . . . . . 51
     SECTION 6.04.  Waiver of Past Defaults. . . . . . . . . . 51
     SECTION 6.05.  Control by Majority. . . . . . . . . . . . 51
     SECTION 6.06.  Limitation on Suits. . . . . . . . . . . . 52
     SECTION 6.07.  Rights of Holders to Receive Payment . . . 52
     SECTION 6.08.  Collection Suit by Trustee . . . . . . . . 53
     SECTION 6.09.  Trustee May File Proofs of Claim . . . . . 53
     SECTION 6.10.  Priorities . . . . . . . . . . . . . . . . 53
     SECTION 6.11.  Undertaking for Costs. . . . . . . . . . . 53
     SECTION 6.12.  Waiver of Stay or Extension Laws . . . . . 54

ARTICLE 7.     Trustee . . . . . . . . . . . . . . . . . . . . 54

     SECTION 7.01.  Duties of Trustee. . . . . . . . . . . . . 54
     SECTION 7.02.  Rights of Trustee. . . . . . . . . . . . . 55
     SECTION 7.03.  Individual Rights of Trustee . . . . . . . 56
     SECTION 7.04.  Trustee's Disclaimer . . . . . . . . . . . 56
     SECTION 7.05.  Notice of Defaults . . . . . . . . . . . . 56
     SECTION 7.06.  Reports by Trustee to Holders. . . . . . . 57
     SECTION 7.07.  Compensation and Indemnity . . . . . . . . 57
     SECTION 7.08.  Replacement of Trustee . . . . . . . . . . 58
     SECTION 7.09.  Successor Trustee by Merger. . . . . . . . 59
     SECTION 7.10.  Eligibility; Disqualification. . . . . . . 59
     SECTION 7.11.  Preferential Collection of Claims
                    Against Company. . . . . . . . . . . . . . 59

ARTICLE 8.     Discharge of Indenture; Defeasance. . . . . . . 59

     SECTION 8.01.  Discharge of Liability on
                    Securities; Defeasance . . . . . . . . . . 59
     SECTION 8.02.  Conditions to Defeasance . . . . . . . . . 60
     SECTION 8.03.  Application of Trust Money . . . . . . . . 62
     SECTION 8.04.  Repayment to Company . . . . . . . . . . . 62
     SECTION 8.05.  Indemnity for Government Obligations . . . 62
     SECTION 8.06.  Reinstatement. . . . . . . . . . . . . . . 62

ARTICLE 9.     Amendments. . . . . . . . . . . . . . . . . . . 63

     SECTION 9.01.  Without Consent of Holders . . . . . . . . 63
     SECTION 9.02.  With Consent of Holders. . . . . . . . . . 64

     SECTION 9.03.  Compliance with Trust Indenture Act. . . . 65
     SECTION 9.04.  Revocation and Effect of Consents and
                    Waivers. . . . . . . . . . . . . . . . . . 65
     SECTION 9.05.  Notation on or Exchange of Securities. . . 65
     SECTION 9.06.  Trustee to Sign Amendments . . . . . . . . 65
     SECTION 9.07.  Payment for Consent. . . . . . . . . . . . 66

ARTICLE 10.    Subordination . . . . . . . . . . . . . . . . . 66

     SECTION 10.01. Agreement To Subordinate . . . . . . . . . 66
     SECTION 10.02. Liquidation, Dissolution, Bankruptcy . . . 66
     SECTION 10.03. Default on Senior Indebtedness . . . . . . 67
     SECTION 10.04. When Distribution Must Be Paid Over. . . . 68
     SECTION 10.05. Subrogation. . . . . . . . . . . . . . . . 68
     SECTION 10.06. Relative Rights. . . . . . . . . . . . . . 68
     SECTION 10.07. Subordination May Not Be Impaired by
                    Company. . . . . . . . . . . . . . . . . . 69
     SECTION 10.08. Rights of Trustee and Paying Agent . . . . 69
     SECTION 10.09. Distribution or Notice to
                    Representative . . . . . . . . . . . . . . 69
     SECTION 10.10. Article 10 Not To Prevent Events of
                    Default or Limit Right To Accelerate . . . 69
     SECTION 10.11. Trust Moneys Not Subordinated. . . . . . . 69
     SECTION 10.12. Trustee Entitled To Rely . . . . . . . . . 70
     SECTION 10.13. Trustee To Effectuate Subordination. . . . 70
     SECTION 10.14. Trustee Not Fiduciary for Holders of
                    Senior Indebtedness. . . . . . . . . . . . 70
     SECTION 10.15. Reliance by Holders of Senior
                    Indebtedness on Subordination Provisions . 71
     SECTION 10.16. Proof of Claims. . . . . . . . . . . . . . 71

ARTICLE 11.    Miscellaneous . . . . . . . . . . . . . . . . . 71

     SECTION 11.01. Trust Indenture Act Controls . . . . . . . 71
     SECTION 11.02. Notices. . . . . . . . . . . . . . . . . . 71
     SECTION 11.03. Communication by Holders with Other
                    Holders. . . . . . . . . . . . . . . . . . 72
     SECTION 11.04. Certificate and Opinion as to
                    Conditions Precedent . . . . . . . . . . . 72
     SECTION 11.05. Statements Required in Certificate or
                    Opinion. . . . . . . . . . . . . . . . . . 73
     SECTION 11.06. When Securities Disregarded. . . . . . . . 73
     SECTION 11.07. Rules by Trustee, Paying Agent and
                    Registrar. . . . . . . . . . . . . . . . . 73
     SECTION 11.08. Legal Holidays . . . . . . . . . . . . . . 73
     SECTION 11.09. Governing Law. . . . . . . . . . . . . . . 74
     SECTION 11.10. No Recourse Against Others . . . . . . . . 74
     SECTION 11.11. Successors . . . . . . . . . . . . . . . . 74
     SECTION 11.12. Multiple Originals . . . . . . . . . . . . 74
     SECTION 11.13. Table of Contents; Headings. . . . . . . . 74
     SECTION 11.14. Waiver Regarding Redemption Fund . . . . . 74

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
                      CROSS-REFERENCE TABLE

  TIA                                              Indenture
Section                                             Section
- - --------                                            -------
310(a)(1)      ..............................      7.10
(a)(2)         ..............................      7.10
(a)(3)         ..............................      N.A.
(a)(4)         ..............................      N.A.
(b)            ..............................      7.08; 7.10
(c)            ..............................      N.A.
311(a)         ..............................      7.11
(b)            ..............................      7.11
(c)            ..............................      N.A.
312(a)         ..............................      2.05
(b)            ..............................      11.03
(c)            ..............................      11.03
313(a)         ..............................      7.06
(b)(1)         ..............................      N.A.
(b)(2)         ..............................      7.06
(c)            ..............................      11.02
(d)            ..............................      7.06
314(a)         ..............................      4.02;
                                                   4.13; 11.02
(b)            ..............................      N.A.
(c)(1)         ..............................      11.04
(c)(2)         ..............................      11.04
(c)(3)         ..............................      N.A.
(d)            ..............................      N.A.
(e)            ..............................      11.05
(f)            ..............................      4.13
315(a)         ..............................      7.01
(b)            ..............................      7.05;
                                                   11.02
(c)            ..............................      7.01
(d)            ..............................      7.01
(e)            ..............................      6.11
316(a)(last sentence) .......................      11.06
(a)(1)(A)      ..............................      6.05
(a)(1)(B)      ..............................      6.04
(a)(2)         ..............................      N.A.
(b)            ..............................      6.07
317(a)(1)      ..............................      6.08
(a)(2)         ..............................      6.09
(b)            ..............................      2.04
318(a)         ..............................      11.01

                   N.A. means Not Applicable.

     Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

          INDENTURE dated as of September 29, 1994, between ALHC
MERGER CORPORATION, a Delaware corporation (the "Company"), and
LTCB TRUST COMPANY, a New York corporation (the "Trustee").


          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 11-1/4% Senior Subordinated Notes Due 2004 (the
"Securities"):


                           ARTICLE 1.

           Definitions and Incorporation by Reference

          SECTION 1.01.  Definitions.

          "Acquisition" means the acquisition by the Partnership of Statesman as contemplated by the Agreement and Plan of Merger dated as of May 1, 1994 by and among the Partnership, CCP II
Acquisition Company and Statesman.

          "Affiliate" of any Person (hereinafter "first Person") means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such first Person; or (ii) any Person who is a director or executive officer (as defined in Rule 3b-7 of the Exchange Act) of either:
(1) such first Person or (2) any Person described in clause
(i) above. For purposes of this definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AMCO" means American Life and Casualty Marketing
Division Co.

          "American Life" means American Life and Casualty
Insurance Company.

          "Asset Sale" means any direct or indirect sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares or Investments by foreign nationals mandated by applicable law) or any property or other assets of the Company or a Subsidiary (each referred to for the purposes of this definition as a "sale") by the Company or by any of its Subsidiaries other than (i) a sale by a Subsidiary to the Company or by a Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of property or assets in the ordinary course of business, including, without limitation, (1) a sale by the Company or a Subsidiary of any of its Investments constituting a portion of its investment portfolio in the ordinary course of business or (2) a disposition of obsolete assets in the ordinary course of business, (iii) a disposition of assets or property pursuant to any reinsurance arrangements in the ordinary course of business (other than any bulk reinsurance or retrocession arrangements) or (iv) a disposition of any capital assets if the net proceeds thereof are used to replace such capital assets within 30 days after receipt of such net proceeds.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Bank Agent" means the Representative for the Credit
Agreement.

          "Board of Directors" means the Board of Directors of the Company or, except for purposes of the definition of "Change of Control" and Section 4.07, any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means each day which is not a Legal
Holiday.

          "Capital Lease Obligation" of a Person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with generally accepted accounting principles; the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock.

          "Change of Control" means an event whereby (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or after the passage of time, excluding, however, any right to acquire which is subject to any Federal, state or other similar regulatory approval or any applicable waiting period pursuant thereto until such time as such approval is obtained or such waiting period has expired), directly or indirectly, of more than 50% of the Voting Shares (as defined in the last sentence of this definition) then outstanding of the Company or more than 50% of the "Common Stock" (as defined in the last sentence of this definition) of the Company, provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of the Voting Shares than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for purposes of this clause (i), such other person (the "owner") shall be deemed to beneficially own any Voting Shares or Common Stock of a person held by any other person (the "parent"), if such owner beneficially owns (as defined in this clause (i)), directly or indirectly, more than 50% of the Voting Shares of such parent or more than 50% of the Common Stock of such parent); (ii) the Company consolidates with or merges into another corporation, or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding Voting Shares are changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Shares are changed into or exchanged for (x) voting shares of the surviving corporation which are not Redeemable Stock and/or
(y) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment as described in
Section 4.05 (and such amount shall be treated as a Restricted Payment subject to the provisions of Section 4.05), and (B) the holders of the Voting Shares immediately prior to such transaction own, directly or indirectly, more than 50% of the Voting Shares and more than 50% of the Common Stock of the surviving corporation immediately after such transaction;
(iii) the Company conveys (including, without limitation, by means of one or more reinsurance arrangements), transfers or leases all or substantially all of its assets to any Person (other than a Wholly Owned Subsidiary); or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office. The acquisition by any Person engaged in business as an underwriter of securities of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 45 days after the date of such acquisition shall not be deemed to result in a Change of Control. For purposes of this definition, "Voting Shares" shall mean all classes of Capital Stock of a corporation then outstanding and normally entitled to vote in elections of directors, and "Common Stock" shall mean shares of Capital Stock of any entity other than Preferred Stock of such entity.


          "Closing Date" means the date of the closing of the issue and sale of the Securities by the Company.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Fixed Charge Coverage Ratio" with respect to any period means the ratio of (i) the aggregate amount of Consolidated Net Income plus, to the extent deducted in calculating such Consolidated Net Income and without duplication, Consolidated Interest Expense, income tax expense, depreciation expense, amortization expense and any other non-cash charges (excluding (a) any such non-cash charge which requires an accrual of or reserve for cash charges for any future period, (b) any non-cash charge constituting an extraordinary item of loss and
(c) amortization of the present value of future profits and of deferred policy acquisition costs) to (ii) the aggregate amount of Consolidated Interest Expense for such period, in each case for the Company and its consolidated Subsidiaries, computed in accordance with generally accepted accounting principles; provided, however, that: (A) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness, computed on a pro forma basis and bearing a floating interest rate, shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period; (B) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility, computed on a pro forma basis, shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and (C) in making any calculation of the Consolidated Fixed Charge Coverage Ratio for any period prior to the date of closing of the Acquisition, the Acquisition shall be deemed to have taken place on the first day of such period (with the same purchase accounting adjustments made by the Company as of the Closing Date being deemed to have been made in the same amounts on the deemed Acquisition date).

          "Consolidated Interest Expense" means, for any period, without duplication, the total interest expense of the Company and its consolidated Subsidiaries, including (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount and debt issuance cost (including any original issue discount), (iii) capitalized interest, (iv) non-cash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) accrued interest, (vii) the net costs associated with any interest rate or currency swap, floor, cap or collar, (viii) the interest portion of any deferred obligation,
(ix) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other person and (x) cash dividends paid or cash distributions made on any Preferred Stock of the Company or any Subsidiary held by any person other than the Company or a Wholly Owned Subsidiary; provided, however, that there shall be excluded from the computation of Consolidated Interest Expense (1) interest and similar amounts payable with respect to forward or reverse repurchase obligations, collateralized mortgage or bond obligations, or other collateralized investment obligations, or interest rate swaps, floors, caps or collars, in all cases relating to the assets in the investment portfolio of an Insurance Subsidiary; and (2) interest and similar amounts credited to the accounts of holders of insurance policies, annuities, guaranteed investment contracts and similar products underwritten by any Insurance Subsidiary.

          "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles (and if not otherwise deducted, after deduction of amounts applicable to minority interests); provided, however, that there shall not be included in Consolidated Net Income (i) any net income of any Person if such Person is not a Subsidiary, except that (a) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary (subject to the limitations contained in clause (v) below) as a dividend or other distribution and (b) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income, (ii) any net income of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,
(iii) any gain (but not loss), net of related taxes or other directly related accelerated or deferred amortization or expense (including, without limitation, amortization of the present value of future profits), realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any gain or loss, net of related taxes or other directly related accelerated or deferred amortization or expense (including, without limitation, amortization of the present value of future profits), realized upon the sale or other disposition by the Company or any Subsidiary of any Investment constituting a portion of its investment portfolio or any other security, (v) any net income of any Subsidiary to the extent that such net income exceeds the maximum aggregate amount of cash that such Subsidiary is permitted to pay as a dividend or other distribution to the Company or another Subsidiary at the date of determination without any prior governmental approval (which has not been obtained) and which is not prohibited, directly or indirectly, by the terms of such Subsidiary's charter or any agreement, instrument, judgment, decree, order, writ, injunction, certificate, statute, rule, law, code, ordinance or governmental regulation applicable to such Subsidiary or its shareholders, subject, in the case of dividends, distributions or payments to another Subsidiary, to the limitations in this clause (v); provided, however, that the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income, (vi) any extraordinary gain (but not loss), as well as the tax effects thereof and all reasonable expenses incurred in connection therewith, (vii) any restoration to income of any contingency reserve (not including insurance and reinsurance reserves and reserves for reinsurance recoverables), except to the extent that provision for such reserve reduced Consolidated Net Income for any period following the Closing Date, (viii) any unrealized gains and losses on investment securities to the extent such gains and losses affect such net income (loss) and (ix) the amount of investment income earned on any securities escrowed for the repayment or redemption of any securities issued by the Company or any Subsidiary.

          "Consolidated Net Worth" means, with respect to any Person, the total of the amounts shown on the balance sheet of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of any date selected by the Company not more than 30 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Redeemable Stock (to the extent included in (i) through (iii)).

          "Credit Agreement" means the Senior Term Loan together with the related documents thereto (including, without limitation, any Guarantees and security documents), in each case, as such agreements may be amended (including any amendment and restatement thereof), supplemented, replaced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers or Guarantors thereunder that are Subsidiaries of the Company and whose obligations are Guaranteed by the Company thereunder) all or any portion of the Indebtedness under such agreements or any successor agreements; provided that there shall be at any one time only one instrument, together with any related documents (including, without limitation, any Guarantees or security documents), that is the Credit Agreement under this Indenture.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Designated Senior Indebtedness" is defined to mean
(i) the Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness that, at any date of determination, has an aggregate principal amount of at least
$25 million and is specifically designated by the Company in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

          "Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Bankers Trust Company in New York City at approximately 11:00 a.m.
(New York time) on the date two applicable Business Days prior to such determination.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended, and the rules and regulations of the Commission thereunder.

          "generally accepted accounting principles" or "GAAP" means generally accepted accounting principles as in effect from time to time and as implemented by the Company.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of Indebtedness of such Person for borrowed money; provided, however, that any such premium shall only be Indebtedness to the extent such premium is reflected on such Person's balance sheet determined in accordance with GAAP; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including surplus notes or debentures); provided, however, that any such premium shall only be Indebtedness to the extent such premium is reflected on such Person's balance sheet determined in accordance with GAAP;
(iii) all Capital Lease Obligations of such Person; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all obligations of such Person in respect of letters of credit, banker's acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses
(i) through (iv)) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on any such letter of credit; (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Person; (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, obligations in respect of interest rate and currency swaps, floors, caps, collars or similar transactions. The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Indebtedness of the Company or any of its Subsidiaries will not include obligations under insurance (including annuity), reinsurance or retrocession contracts entered into by the Company or any such Subsidiary, in the capacity of insurer, reinsurer or ceding company, as the case may be, in the ordinary course of business of the Company or any such Subsidiary to the extent that the obligations thereunder are not overdue for more than one year after notice or are being contested in good faith by appropriate proceedings.

          "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

          "Insurance Business" means any business consisting principally of the ownership or issuance of insurance policies or annuity contracts that have not expired or the ownership or operation of any other similar assets of an insurer, or any interest therein, located in the United States, that would be reflected on the balance sheet of the Company prepared in accordance with generally accepted accounting principles.
Without limiting the foregoing, the term "Insurance Business" shall include a direct or indirect ownership interest in a Person which issues insurance policies, annuity contracts or similar products or performs investment, management, administrative or similar services related or adaptable to the business of the Company or one or more of its Subsidiaries, so long as such ownership interest would be reflected on the balance sheet of the Company prepared in accordance with generally accepted accounting principles.

          "Insurance Subsidiary" means any Subsidiary that is subject to regulation as an insurance company by the insurance regulatory authorities of its jurisdiction of domicile.

          "Invested Assets" means (i) with respect to any Person which is an insurance company that files statutory financial statements with a governmental agency or authority, the amount shown as the line item "Cash and Invested Assets" (or any equivalent line item(s) setting forth the type of assets which would be reflected in the line item "Cash and Invested Assets" on the Closing Date) in such insurance company's balance sheet included in its most recent statutory financial statements filed with such governmental agency or authority; and (ii) with respect to any other Person, the amount on a consolidated basis of its Investments as reflected on such Person's most recent balance sheet.

          "Investment" means any direct or indirect loan or advance to any other Person, any purchase or acquisition of any Capital Stock, bonds, notes, debentures or other similar instruments issued by any other Person, any capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) or other extension of credit (including by way of Guarantee) to any other Person or any other item that would be classified as an investment on a balance sheet prepared in accordance with GAAP, other than the following: (i) loans or advances to employees or insurance agents in the ordinary course of business; (ii) negotiable instruments endorsed for collection in the ordinary course of business; and (iii) policy loans made to holders of insurance policies issued by the Company or any Insurance Subsidiary.

          "Investment Grade Securities" means (i) cash or cash equivalents, (ii) debt securities or debt instruments with a BBB-or higher rating by Standard and Poor's Corporation (or its successors) ("S&P"), Baa-3 or higher rating by Moody's Investors Service, Inc. (or its successors) ("Moody's"), or Class (2) or higher rating by the National Association of Insurance Commissioners (or its successors) ("NAIC"), or (iii) commercial paper with an A-2 or higher rating by S&P or a P-2 or higher rating by Moody's, or the equivalent of such ratings by S&P, Moody's or the NAIC, or, if neither S&P, Moody's nor the NAIC makes a rating publicly available, the equivalent of such ratings by a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company which shall be substituted for S&P, Moody's or the NAIC.

          "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

          "Mandatory Scheduled Principal Payments" at any time shall mean the mandatory principal payments actually made on or prior to such time under the instruments governing the Credit
Agreement as in effect from time to time.

          "Material Subsidiary" means any Subsidiary which at the time of determination (i) was the owner of assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 10% of the Company's total assets computed in accordance with generally accepted accounting principles on a consolidated basis as of such date, or (ii) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income that constituted at least 10% of the Company's total revenues computed in accordance with generally accepted accounting principles on a consolidated basis for such period.

          "Net Available Cash" means cash and cash equivalent payments received by the Company or any Subsidiary from any Asset Sale (including cash payments received by way of fees, expense reimbursements, refunds, rebates, and deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received), in each case net of
(i) all accounting, appraisal, legal, title and recording tax expenses, (ii) the amount of any Indebtedness secured by the property or assets subject to such Asset Sale and/or required to be repaid by any Subsidiary on the occasion of such Asset Sale,
(iii) the amount of accrued employee benefits required to be paid on the occasion of such Asset Sale, (iv) commissions and other reasonable fees and expenses incurred and any taxes payable and reasonably estimated income or other taxes payable as a consequence of such Asset Sale or as a consequence of any repatriation of such cash payments and (v) all distributions and other payments made to holders of minority interests in Subsidiaries as a result of such Asset Sale.

          "Net Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, and the fair market value (as determined in good faith by the Board of Directors and evidenced by an Officers' Certificate delivered to the Trustee) of any publicly-traded debt or equity securities of any issuer which is not an Affiliate of the Company received by the Company in consideration for such issuance or sale (which debt or equity securities must otherwise be permitted to be acquired pursuant to Section 4.05), in each case net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-Investment Grade Investments" means any (i) equity securities or debt securities or debt instruments other than Investment Grade Securities, except for any such Investment issued by any Subsidiary, (ii) real estate mortgage loan or
(iii) owned real estate, whether acquired as an investment or through foreclosure.

          "Note Obligations" is defined to mean any principal of, premium, if any, and interest on the Securities payable pursuant to the terms of the Securities or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Securities or amounts corresponding to such principal, premium if any, or interest on the Securities.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Pari Passu", as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinated in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

          "Partnership" means Conseco Capital Partners II, L.P.

          "Permitted Holders" means Conseco, the Partnership,
Statesman, any entities controlled by any of them and each of their respective Subsidiaries.

          "Permitted Indebtedness" means (i) Indebtedness actually outstanding under the Senior Term Loan not to exceed $200 million in principal amount at any time; (ii) additional Indebtedness incurred after the Closing Date which together with Indebtedness outstanding pursuant to clause (i) above shall not exceed $200 million in aggregate principal amount less the amount of Mandatory Scheduled Principal Payments at such time,
(iii) Indebtedness outstanding on the Closing Date (other than that described in clauses (i), (iv) and (v)) or Indebtedness incurred in exchange for, or the proceeds of which are used to refinance, such Indebtedness so long as (1) the principal amount of the Indebtedness so incurred on exchange or refinancing does not exceed the principal amount of the Indebtedness so exchanged or refinanced, plus the amount of any premium required to be paid in connection with such exchange or refinancing or the amount of any premium necessary to accomplish such exchange or refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Company incurred in connection with such exchange or refinancing, (2) the Indebtedness so incurred on exchange or refinancing will not mature prior to the Stated Maturity of the Indebtedness so exchanged or refinanced, and (3) the Indebtedness so incurred on exchange or refinancing has an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged or refinanced;
(iv) the Securities and any Indebtedness incurred in exchange for, or the proceeds of which are used to refinance, the Securities or any other Indebtedness permitted by this clause
(iv), so long as (1) the principal amount of the Indebtedness so incurred does not exceed the principal amount of the Indebtedness so exchanged or refinanced (or 101% of the principal amount of the Securities in the case of Indebtedness incurred to refinance

Securities to be repurchased pursuant to a Change of Control),
(2) the Indebtedness so incurred will not mature prior to the Stated Maturity of the Indebtedness so exchanged or refinanced, and (3) the Indebtedness so incurred has an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged or refinanced; (v) Indebtedness owed to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary, or any transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary), will be deemed to constitute the incurrence of such Indebtedness; (vi) guarantees by the Company of Indebtedness incurred by a Subsidiary which is permitted to be incurred under this Indenture; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in such Subsidiary's ceasing to be a Subsidiary, or any assumption of such Indebtedness (other than by the Company or a Wholly Owned Subsidiary), will be deemed to constitute the incurrence of Indebtedness by the Company; (vii) Indebtedness (or Indebtedness incurred to refinance such Indebtedness) consisting of deferred payment obligations resulting from the adjudication or settlement of any claim or litigation; (viii) Indebtedness (or Indebtedness incurred to refinance such Indebtedness) pursuant to any interest rate or currency swaps, floors, caps or collars to protect against fluctuations in interest or currency exchange rates, provided that such Indebtedness (1) relates to Indebtedness permitted to be incurred hereunder and provided that the notional amount thereof is not greater than the principal amount of such Indebtedness or (2) relates to a Permitted Investment and provided that the notional amount thereof is not greater than the principal amount of such Permitted Investment;
(ix) Indebtedness incurred in exchange for, or the proceeds of which are used to refinance, any Indebtedness (other than Permitted Indebtedness) incurred pursuant to Section 4.03(a), so long as such Indebtedness so incurred will (1) not exceed in principal amount the principal amount of the Indebtedness so exchanged or refinanced, plus the amount of any premium required to be paid in connection with such refinancing or the amount of any premium necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Company incurred in connection with such refinancing, (2) not mature prior to the Stated Maturity of the Indebtedness so exchanged or refinanced, and (3) have an Average Life greater than or equal to the remaining Average Life of the Indebtedness so exchanged or refinanced; and
(x) Indebtedness, which Indebtedness may be Senior Indebtedness, Senior Subordinated Indebtedness or Subordinated Indebtedness (other than Indebtedness permitted by the foregoing clauses
(i) through (ix)) in an aggregate principal amount at any one time outstanding not to exceed $25 million less the aggregate principal amount of such Indebtedness then outstanding pursuant to clause (viii) of Section 4.04. For purposes of this definition and Section 4.04, any Indebtedness incurred to fund a defeasance or covenant defeasance shall be considered Indebtedness incurred in exchange for or the proceeds of which are used to refinance outstanding Indebtedness.

          "Permitted Investment" means any Investment made by the Company or any Subsidiary; provided, however, that notwithstanding the foregoing, no investment may be made in any Non-Investment Grade Investment if, as determined at the date such Investment is made and after giving effect thereto:
(1) such Investment, together with all other Investments by the Company and its Subsidiaries in any Non-Investment Grade Investment, would exceed in the aggregate 15% of the total Invested Assets of the Company and its Subsidiaries determined as of the end of the most recent calendar quarter ending at least 45 days prior to the date of determination; and (2) in the case of any Investment in any Non-Investment Grade Investment of any Affiliate of the Company or any of its Subsidiaries (which Investment will also be included in the calculation under clause
(1)), such Investment, together with all other Investments by the Company and its Subsidiaries in Non-Investment Grade Investments of any Affiliate of the Company or any of its Subsidiaries, would exceed in the aggregate 10% of the total Invested Assets of the Company and its Subsidiaries determined as of the end of the most recent calendar quarter ending at least 45 days prior to the date of determination; provided further, however, that any Investment by any Insurance Subsidiary in any Investment of any single issuer, together with all other Investments by the Company and its Subsidiaries in the same issuer, as determined as of the date such Investment is made and after giving effect thereto, will not exceed, in the aggregate, those percentages of the total Invested Assets of the Company and of its Subsidiaries permitted by operation of the terms of the charter of such Insurance Subsidiary or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Insurance Subsidiary, determined as of the end of the most recent calendar quarter ending at least 45 days prior to the date of determination.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

          "Principal Insurance Subsidiary" means (i) all Insurance Subsidiaries of the Company existing as of the Closing Date, in each case until such Person ceases to be a Subsidiary;
(ii) any other Subsidiary that may succeed, by merger, consolidation or otherwise, to all or substantially all of the business of one or more of such Persons as specified in clause
(i), as determined in good faith by the Board of Directors, such determination to be evidenced by a resolution of the Board of Directors; and (iii) any other Subsidiary which shall at the applicable time of determination be a Material Subsidiary principally engaged in the Insurance Business.


          "Prospectus" means the Company's Prospectus dated
September 23, 1994, relating to the offering of the Securities.

          "Redeemable Cumulative Preferred Stock" means the
Company's $2.16 Redeemable Cumulative Preferred Stock and $2.32
Redeemable Cumulative Preferred Stock.

          "Redeemable Stock" of a corporation means any Capital Stock of such corporation that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, is convertible or exchangeable for Indebtedness (other than Preferred Stock) or Redeemable Stock, or is or may be redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities.

          "Redemption Fund" means the Zero Coupon Securities and any proceeds therefrom.

          "Representative" means the trustee, agent or other authorized representative (if any) for an issue of Senior
Indebtedness.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the Securities issued under this Indenture.

          "Senior Indebtedness" means (i) the principal of, premium, if any, and accrued interest (including, except as provided in clause (1) below, interest accruing at the rate provided for in the documents evidencing such Senior Indebtedness after the commencement of any voluntary or involuntary bankruptcy or insolvency proceedings or any receivership, liquidation, reorganization, dissolution or other winding-up of the Company, to the extent such interest is allowed in such proceeding) owing with respect to (1) Indebtedness of the Company for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or otherwise incurred, including Indebtedness incurred under the Credit Agreement
(including interest accruing at the rate provided for in the documents evidencing the Credit Agreement after the commencement of any voluntary or involuntary bankruptcy or insolvency proceedings or any receivership, liquidation, reorganization, dissolution or other winding-up of the Company, whether or not an allowed claim in such proceeding and the obligation of the Company to repay any amount previously paid by the Company pursuant to the document evidencing the Credit Agreement which amounts have been returned to the Company or to a trustee or to any other Person pursuant to 11 U.S.C. Section 547), and all expenses, penalties, fees, claims, indemnifications, reimbursements, liabilities and other amounts owing with respect to the Credit Agreement, (2) express written guarantees by the Company of Indebtedness for money borrowed by any other person, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or otherwise incurred, (3)
Indebtedness evidenced by notes, debentures, bonds or other instruments of Indebtedness for the payment of which the Company is responsible or liable, by Guarantee or otherwise, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or otherwise incurred, (4) Capital
Lease Obligations of the Company whether outstanding on the date of execution of this Indenture or thereafter created, assumed or otherwise incurred, (5) obligations of the Company under interest rate or currency swaps, floors, caps or collars, and similar arrangements and foreign currency hedges entered into in respect of any such Indebtedness or obligation and (ii) amendments, supplements, modifications, renewals, extensions, refinancings, replacements and refundings of any such Indebtedness (whether or not coincident therewith) in clauses (1) through (5) above, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness, or such amendments, modifications, renewals, extensions, refinancings, replacements or refundings thereof, are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not be deemed to include
(a) any obligations of the Company to any of its Subsidiaries,
(b) any Indebtedness of the Company of any type described above under clause (i) or (ii) which is subordinate or junior in ranking to, or which ranks Pari Passu with, the Securities,
(c) any Indebtedness of the Company incurred in violation of the provisions of this Indenture or the Credit Agreement, (d)
Indebtedness represented by the Securities, (e) any repurchase, redemption or other obligation in respect of Redeemable Stock,
(f) any Indebtedness of the Company to any employee, officer or director of the Company or any of its Subsidiaries, (g) any liability for federal, state, local or other taxes owed or owing by the Company or (h) any Trade Payables.

          "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness ranks Pari Passu with other Senior Subordinated Indebtedness of the Company and is not subordinated to any Indebtedness of the Company which is not Senior Indebtedness.

          "Senior Term Loan" means the Credit Agreement dated as of September 14, 1994, among the Company, the lenders and co-agents named therein and Bank of America Illinois, as administrative agent.

          "Stated Maturity" when used with respect to any security or any installment of interest on any security, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest, respectively, is finally due and payable, except as otherwise provided in the case of Capital Lease Obligations.

          "Statesman" means The Statesman Group, Inc.

          "Statutory Accounting Practices" means applicable statutory accounting practices prescribed or permitted by the state of domicile of the Company or its Subsidiaries.

          "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the date hereof or hereafter incurred), which is subordinate in right of payment to the Securities, including any obligations (other than Securities) of the Company to a Subsidiary.

          "Subsidiary" of any Person will mean any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

          "Trade Payables" is defined to mean any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by the Company or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

          "Uniform Commercial Code" means the New York Uniform
Commercial Code as in effect from time to time.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Vulcan" means Vulcan Life Insurance Company.

          "Wholly Owned" is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding common stock or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person; provided, however, that Vulcan will be deemed to be a Wholly Owned Subsidiary of the Company as long as not less than 97% of its outstanding common stock is owned, directly or indirectly, by the Company.

          "Zero Coupon Securities" means the zero coupon securities which have been placed in escrow prior to the date of this Indenture to be used, to the extent legally available, to redeem the Redeemable Cumulative Preferred Stock.

          SECTION 1.02.  Other Definitions.

                                                       Defined in
Term                                                     Section
- - ----                                                     -------
"Asset Sale Purchase Price". . . . . . . . . . . . . . . . . 4.08
"Bankruptcy Law" . . . . . . . . . . . . . . . . . . . . . . 6.01
"covenant defeasance option" . . . . . . . . . . . . . . .8.01(b)
"Custodian". . . . . . . . . . . . . . . . . . . . . . . . . 6.01
"Event of Default" . . . . . . . . . . . . . . . . . . . . . 6.01
"incur". . . . . . . . . . . . . . . . . . . . . . . . . . . 4.03
"legal defeasance option". . . . . . . . . . . . . . . . .8.01(b)
"Legal Holiday". . . . . . . . . . . . . . . . . . . . . . .11.08
"Offer". . . . . . . . . . . . . . . . . . . . . . . . . . . 4.08
"Offer Amount" . . . . . . . . . . . . . . . . . . . . . . . 4.08
"Offer Period" . . . . . . . . . . . . . . . . . . . . . . . 4.08
"Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . 2.03
"Payment Blockage Period". . . . . . . . . . . . . . . . . .10.03
"Purchase Date". . . . . . . . . . . . . . . . . . . . . . . 4.08
"Registrar". . . . . . . . . . . . . . . . . . . . . . . . . 2.03
"Repurchase Amount". . . . . . . . . . . . . . . . . . . . . 4.09
"Repurchase Date". . . . . . . . . . . . . . . . . . . . . . 4.09
"Repurchase Offer" . . . . . . . . . . . . . . . . . . . . . 4.09
"Repurchase Period". . . . . . . . . . . . . . . . . . . . . 4.09
"Repurchase Price" . . . . . . . . . . . . . . . . . . . . . 4.09
"Restricted Payment" . . . . . . . . . . . . . . . . . . . . 4.05

          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04.  Rules of Construction.  Unless the
context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

               (3)  "or" is not exclusive;

               (4)  "including" means including, without
          limitation;

               (5) words in the singular include the plural and words in the plural include the singular;

               (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

               (7)  the principal amount of any noninterest
          bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with generally accepted accounting principles and accretion of principal on such security shall be deemed to be the incurrence of Indebtedness; and

               (8) the principal amount of any Redeemable Stock shall be (i) the maximum liquidation value of such Redeemable Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Redeemable Stock, whichever is greater.


                           ARTICLE 2.

                         The Securities

          SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

          SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of $150,000,000, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in
Section 2.07.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the applicable terms of the TIA and shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or Affiliate may act as Paying Agent, Registrar or co-registrar.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

          SECTION 2.04.  Paying Agent To Hold Money in Trust.
Not later than the close of business one Business Day prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

          Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

          SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                           ARTICLE 3.

                           Redemption

          SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

          SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000.
Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's address as it appears in the records of the Registrar.

          The notice shall identify the Securities to be redeemed and shall state:

               (1)  the redemption date;

               (2)  the redemption price;

               (3)  the name and address of the Paying Agent;

               (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

               (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holder shall be to receive payment of the redemption price upon presentation and surrender to the Paying Agent of the Securities;

               (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon presentation and surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued; and

               (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon presentation and surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. Deposit of Redemption Price. Not later than the close of business one Business Day prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary acts as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption which have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for and deliver to the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                           ARTICLE 4.

                            Covenants

          SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC Reports. The Company shall file with the Trustee and provide Securityholders, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

          SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not issue, incur, create, assume, guarantee or in any manner become directly or indirectly responsible for the payment of (collectively, "incur") any Indebtedness other than Permitted Indebtedness unless the Consolidated Fixed Charge Coverage Ratio for the four consecutive fiscal quarters (treated as one accounting period) immediately preceding the incurrence of such Indebtedness for which the consolidated financial statements of the Company and its Subsidiaries are available (provided that 45 days after the end of the Company's first, second and third fiscal quarters and 90 days after the end of the Company's fiscal year, the foregoing period shall be the four most recent consecutive fiscal quarters (treated as one accounting period) even if for any reason such financial statements are not then available) (as shown by a pro forma consolidated income statement of the Company and its consolidated Subsidiaries) after giving pro forma effect to: (1) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom to retire or repay other Indebtedness as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period; (2) the incurrence, repayment or retirement of any other Indebtedness by the Company or any Subsidiary since the first day of the first fiscal quarter covered by such income statement as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period; and (3) the acquisition or disposition of any company or business acquired or disposed of by the Company or any Subsidiary since the first day of such four-quarter period, including any acquisition which will be consummated contemporaneously with the incurrence of such Indebtedness, as if such acquisition or disposition occurred at the beginning of the period, exceeds the following ratios (each, an "Indebtedness Ratio") for Indebtedness incurred during the calendar years indicated below:

                                                  Indebtedness
 Year                                                 Ratio
 ----                                                 -----
1994-1996                                            2.0:1.0
1997-1998                                           2.25:1.0
1999 and thereafter                                  2.5:1.0

          (b) Notwithstanding the foregoing Section 4.03(a), the Company may not incur any Indebtedness: (i) which is subordinated or junior in ranking or right of payment in respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness; (ii) which is Subordinated Indebtedness unless such Subordinated Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Securities, and has an Average Life greater than or equal to the Average Life of the Securities; or (iii) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire or refinance any (1) Securities or other Senior Subordinated Indebtedness unless such Indebtedness is made pari passu with or subordinate to the Securities or (2) Subordinated Indebtedness unless such Indebtedness is made subordinate to the Securities to at least the same extent as such Subordinated Indebtedness, and in each case such Indebtedness (x) has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness so refinanced and (y) has an Average Life greater than or equal to the Average Life of the Indebtedness so refinanced. A given instrument or agreement of the Company or a Subsidiary (including, without limitation, the Credit Agreement) may provide for or relate to more than one type or category of Permitted Indebtedness or other Indebtedness of the Company or its Subsidiaries permitted to be incurred or outstanding under this Section or Section 4.04; provided, however, that Indebtedness incurred under the Senior Term Loan on or prior to the Closing Date shall be treated as incurred pursuant to clause (i) of the definition of "Permitted Indebtedness."

          For purposes of this Indenture, the amount of any Indebtedness denominated in a currency other than U.S. dollars shall be the Dollar Equivalent of such currency at the date of the issuance thereof by the Company.

          SECTION 4.04. Limitation on Indebtedness and Preferred Stock of Subsidiaries. The Company shall not permit any of its Subsidiaries to incur or issue, directly or indirectly, any Indebtedness or Preferred Stock except (i) Indebtedness or Preferred Stock of a Subsidiary issued and outstanding on the Closing Date, (ii) Indebtedness incurred or Preferred Stock issued to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness or Preferred Stock (except to the Company or any Wholly Owned Subsidiary) will be deemed, in each case, to constitute the incurrence of such Indebtedness or the issuance of such Preferred Stock,
(iii) Indebtedness or Preferred Stock of a Subsidiary existing and outstanding on the date on which such Subsidiary became a Subsidiary (other than Indebtedness incurred or Preferred Stock issued in connection with or in anticipation of such Subsidiary becoming a Subsidiary); provided, however, that after giving effect to the incurrence or issuance thereof, the Company could incur $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03(a), (iv) Indebtedness incurred or Preferred Stock issued in exchange for, or the proceeds of which are used to refinance, Indebtedness or Preferred Stock referred to in clauses (i) and (iii) above, so long as (1) the principal amount of such Indebtedness incurred or the liquidation value of such Preferred Stock issued does not exceed the sum of the principal amount or liquidation value of the Indebtedness or Preferred Stock so exchanged or refinanced, plus the amount of any premium required to be paid in connection with such exchange or refinancing or the amount of any premium necessary to accomplish such exchange or refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Company incurred in connection with such exchange or refinancing, (2) the Indebtedness incurred or Preferred Stock issued has a Stated Maturity or final mandatory redemption date

(if any) no earlier than the Stated Maturity of the Indebtedness or final mandatory redemption date (if any) of the Preferred Stock being exchanged or refinanced, and (3) the Indebtedness incurred or Preferred Stock issued has an Average Life greater than or equal to the Average Life of the Indebtedness or Preferred Stock so exchanged or refinanced, (v) Indebtedness (or Indebtedness incurred to refinance such Indebtedness) consisting of deferred payment obligations resulting from the adjudication or settlement of any claim or litigation, (vi) Indebtedness (or Indebtedness incurred to refinance such Indebtedness) pursuant to any interest rate or currency swaps, floors, caps or collars to protect against fluctuations in interest or currency exchange rates, provided that such Indebtedness (1) relates to Indebtedness permitted to be incurred hereunder and provided that the notional amount thereof is not greater than the principal amount of such Indebtedness or (2) relates to a Permitted Investment and provided that the notional amount thereof is not greater than the principal amount of such Permitted Investment,
(vii) Indebtedness (or Indebtedness incurred to refinance such Indebtedness) of an Insurance Subsidiary evidenced by forward or reverse repurchase agreements, mortgage-backed security transactions, dollar rolls, collateralized mortgage or bond obligations, or other collateralized investment obligations, in all cases relating to the assets in the investment portfolio of such Insurance Subsidiary, and (viii) Indebtedness in an aggregate principal amount or Preferred Stock having an aggregate liquidation value which, together with all other Indebtedness and Preferred Stock of all Subsidiaries then outstanding (other than Indebtedness or Preferred Stock described in clauses (i) through
(vii) of this Section), does not exceed $25 million less the aggregate principal amount of Indebtedness then outstanding pursuant to clause (x) of the definition of Permitted Indebtedness.

          SECTION 4.05. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Subsidiary, directly or indirectly, to: (i) declare or pay any dividend or make any distribution on its Capital Stock (except dividends or distributions payable solely in its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to purchase its Capital Stock (other than Redeemable Stock) and except dividends or distributions (other than dividends or distributions of Redeemable Stock) payable to the Company or a Subsidiary (and, if a Subsidiary has minority stockholders, pro rata to such stockholders)); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, the exchange of Indebtedness for Preferred Stock or any other exchange) any Capital Stock of the Company or any Subsidiary or any direct or indirect parent of the Company; (iii) make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness other than Subordinated

Indebtedness purchased in anticipation of a sinking fund obligation, principal installment or final maturity, in each case due no more than one year after the date of acquisition; or
(iv) make any Investment in any Person other than a Permitted Investment (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment (but in the case of any Investment, only for so long as such Investment is outstanding) being hereinafter referred to as a "Restricted Payment"), if at the time the Company or such Subsidiary makes such Restricted Payment or after giving effect to such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom);
(2) the Company could not incur an additional $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to
Section 4.03(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments made since the Closing Date would exceed the sum of: (a) 50% of the cumulative Consolidated Net Income accrued during the period (treated as one accounting period) subsequent to the Closing Date (or, in case such cumulative Consolidated Net Income is a deficit, minus 100% of such deficit); (b) the aggregate Net Proceeds received by the Company subsequent to the Closing Date from (i) the issue or sale of its Capital Stock or options, warrants or other rights to purchase its Capital Stock (in each case, other than Redeemable Stock and other than to a Subsidiary), including cash received upon conversion of Indebtedness for Capital Stock or (ii) the making of any capital contribution by any shareholder of the Company; and (c) $5 million.

          (b) Notwithstanding the foregoing, Section 4.05(a) will not prohibit: (i) any purchase, redemption or other acquisition of Capital Stock or Subordinated Indebtedness of the Company made by exchange for, or out of the Net Proceeds received by the Company from, the substantially concurrent sale of Capital Stock of the Company (other than Redeemable Stock and other than to a Subsidiary) or substantially concurrent capital contribution made by any shareholder of the Company; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company permitted to be incurred under Section 4.03; (iii) the repayment of Indebtedness of the Company to Statesman, purchase of surplus notes and preferred stock of American Life held by Statesman, redemption of preferred stock of the Company held by Statesman, repayment of Indebtedness of AMCO and payment by the Company of a dividend to Statesman, all on the Closing Date in connection with financing the Acquisition and related transactions, as described in the Prospectus under "The Acquisition"; (iv) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness from the net proceeds of an Asset Sale to the extent permitted pursuant to Section 4.08;
(v) dividends or distributions which are paid within 60 days after the date of declaration thereof if at such date of declaration such dividends or distributions would have complied with the provisions hereof; (vi) the repurchase of any Subordinated Indebtedness at a price not in excess of the Repurchase Price pursuant to a provision substantially similar to
Section 4.09, if and only if the Company shall have first fully complied, or be simultaneously complying, in all respects with its obligations pursuant to such Section 4.09, including without limitation paying the full Repurchase Price for all Securities tendered pursuant thereto; (vii) the payment by the Company to Statesman (whether by dividend, loan or the repayment of outstanding liability, provided that if made by dividend, any related liability must be concurrently extinguished) of an amount of up to $30,100,000 in order to fund payments under the Contingent Payment Rights or of the Per Share Cash Consideration in respect of the Government Preferred Stock, each as described in the Prospectus under "The Acquisition," provided that such payment may not be made by the Company until payment is required to be made under the Contingent Payment Rights or to the holder of the Government Preferred Stock; (viii) the payment to Statesman of any amounts recovered by the Company or any Subsidiary in the Statesman Litigation (as defined in the Prospectus), less any portion of such amounts not required to be paid to the holders of the Contingent Payment Rights; (ix) the payment of aggregate dividends of up to $8,750,000 per year on the shares of the Redeemable Cumulative Preferred Stock outstanding on the Closing Date, provided that no Default has occurred and is then continuing; (x) the payment of any or all of the proceeds of the Zero Coupon Securities to repurchase or redeem shares of the Redeemable Cumulative Preferred Stock; and
(xi) the payment of dividends by the Company on the Company's common stock following an initial public offering of the Company's or Statesman's common stock not to exceed 4% per annum of the net proceeds received by the Company in such public offering or received by Statesman and contributed to the Company as equity. The Restricted Payments permitted to be made as described in clauses (ii), (iii), (iv), (vii), (viii) and (x) will not be included in such calculation of the amount of Restricted Payments which may be made thereafter pursuant to the preceding paragraph but the Restricted Payments permitted to be made as described in clauses (i), (v), (vi), (ix) and (xi) will be included in such calculation of the amount of Restricted Payments which may be made thereafter.

          Amounts paid to the Company pursuant to any agreement or arrangement relating to tax sharing or tax allocation payments will not be considered capital contributions by a stockholder for any purpose under this Indenture.

          SECTION 4.06.  Limitation on Restrictions on
Distributions from Subsidiaries. (a) The Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any voluntary or consensual encumbrance or voluntary or consensual restriction on the ability of any Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company or its other Subsidiaries,
(ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company or any Subsidiary except: (1) any encumbrance or restriction pursuant to an agreement or stipulation in effect at or entered into on the date of this Indenture; (2) any encumbrance or restriction with respect to a Subsidiary imposed by any applicable insurance or other laws or regulations now or hereafter in effect or imposed by order of or agreement with any governmental authority now or hereafter in effect (provided the Company and such Subsidiary have used reasonable efforts to have any such order or agreement diminished or removed by any governmental authority authorized to do so and to obtain any exemptive orders from the relevant governmental authority with respect to any such encumbrance or restriction to the extent such exemptive orders are reasonably available under applicable laws and regulations); (3) any encumbrance or restriction with respect to a Subsidiary in effect on or prior to the date on which such Subsidiary was acquired by the Company or any Subsidiary (other than any such encumbrance or restriction established in connection with Indebtedness incurred in connection with or in anticipation of the acquisition of such Subsidiary) and outstanding on such date; (4) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clause (1) or (3), so long as the encumbrances and restrictions contained in any such refinancing agreement are no more restrictive (taken in the aggregate) than encumbrances and restrictions contained in such agreements; (5) in the case of clause (iii) above, encumbrances or restrictions contained in loan agreements or security or similar agreements permitted by this Indenture securing Indebtedness permitted by this Indenture to the extent such restrictions restrict the transfer of property subject to such security agreements or consist of customary negative pledge covenants; and (6) any encumbrance or restriction consisting of customary nonassignment provisions in leases, installment purchase contracts, requirement contracts, or other similar agreements to the extent such provisions restrict the transfer of the lease, contract or agreement or any right thereunder.

          (b) The Company will not, and will not permit any of its Subsidiaries to, enter into any amendment or modification, or agree to or accept any waiver, of the provisions of (a) any of its surplus notes or debentures outstanding on the Closing Date or (b) any intercompany tax sharing or tax allocation agreement in effect on the Closing Date the result of which amendment, modification or waiver would have a material adverse effect on the Company's ability to repay the Securities (such determination to be made by the chief financial officer of the Company pursuant to an Officers' Certificate delivered to the Trustee) unless such amendment, modification or waiver is required by any applicable insurance or other laws and regulations now or hereafter in effect or required by order of or agreement with any governmental authority now or hereafter in effect, provided that the Company or the Subsidiary required to make such amendment, modification or waiver has used its reasonable efforts to have such order or agreement imposed after the Closing Date diminished by any governmental authority authorized to do so and to obtain any exemptive order from the relevant governmental authority with respect to such amendment, modification or waiver to the extent such exemptive order is reasonably available under applicable laws and regulations.

          SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service or the making of any Investment by the Company or any Subsidiary in any securities of the Partnership, any subsidiary of the Partnership or any Affiliate of the Partnership) with any Affiliate of the Company (other than a Wholly Owned Subsidiary) or with any beneficial owner (or any Affiliate of such an owner) of 10% or more of any class of Capital Stock of the Company unless (i) the terms of such business or transaction are (A) set forth in writing and (B) at least as favorable to the Company or such Subsidiary as terms that could be obtained at the time for a comparable transaction in arm's length dealings with an unrelated third Person, and
(ii) if such transaction or series of transactions has a value greater than $5 million, the Company shall have delivered to the Trustee (A) an Officer's Certificate to the effect that the Board of Directors and a majority of the disinterested directors, if any, have approved the business or transaction or series of transactions in good faith or (B) an opinion from an independent national investment banking firm or, if no such investment banking firm is in a position to render such an opinion, an independent firm of national reputation chosen by the Company having expertise in the specific area which is the subject of such opinion, certifying that such transaction or series of transactions is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

          (b) The foregoing provisions of Section 4.07(a) will in no event restrict or prohibit: (i) the entering into or performance by the Company or its Subsidiaries of the separate advisory agreements in effect on the Closing Date between Conseco Capital Management, Inc., and each of American Life Holding Company, American Life and Vulcan, in accordance with the terms of such agreements as set forth therein, it being understood that the terms of any renewal, amendment or modification thereof shall be subject, in all respects, to the immediately preceding paragraph, (ii) any Restricted Payment permitted to be paid pursuant to Section 4.05, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iv) loans or advances to officers, directors and employees in the ordinary course of business consistent with past practice, (v) the payment of reasonable fees to directors of the Company and of its Subsidiaries who are not employees of the Company or any Subsidiary, (vi) reasonable and customary indemnification arrangements between the Company or any Subsidiary and their respective directors and officers pursuant to which the Company or any such Subsidiary agrees to indemnify such persons against losses and expenses incurred by such persons in connection with their service to the Company or such Subsidiary, as the case may be (to the extent such indemnification arrangements are permitted under applicable law),
(vii) any transaction or series of transactions in an amount not in excess of $250,000 or (viii) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

          SECTION 4.08. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Subsidiary to, make any Asset Sale unless (i) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares and assets subject to such Asset Sale (which, in the case of any Asset Sale involving shares or assets having a fair market value of more than $10 million, will be determined in good faith by the Board of Directors (including as to the value of all noncash consideration)), and at least 75% of such consideration is cash and cash equivalents, and/or the assumption of liabilities (other than Subordinated Indebtedness) of the Company or its Subsidiaries by the acquiror, and (ii) the Company shall within one year from the later of the date of such Asset Sale or the receipt of Net Available Cash therefrom, use such Net Available Cash (1) to permanently repay or redeem Senior Indebtedness or Indebtedness of a Principal Insurance Subsidiary,
(2) to acquire one or more Insurance Businesses or invest in one or more Principal Insurance Subsidiaries or (3) to the extent the aggregate Net Available Cash from all such Asset Sales not applied pursuant to clauses (1) and (2) exceeds $5 million, to make an Offer (as defined in paragraph (b) below) to purchase Securities pursuant to and subject to the conditions of paragraph (b) below. Notwithstanding the foregoing, the Company will not be required to apply any such Net Available Cash in accordance with clause (ii) of the preceding sentence except to the extent that the aggregate Net Available Cash from all Asset Sales not so applied exceeds $10 million.

          (b) In the event of an Asset Sale that requires the purchase of Securities pursuant to paragraph (a) above, the Company will be required to purchase Securities tendered pursuant to a tender offer by the Company for the Securities (an "Offer") at a purchase price (an "Asset Sale Purchase Price") of 100% of their principal amount, plus accrued and unpaid interest to the Purchase Date (as defined in paragraph (c) below) in accordance with the procedures (including prorating in the event of oversubscription) set forth in paragraph (c) of this Section.

          (c) (1) Promptly, and in any event within 30 days following the one year anniversary from the later of the date of any Asset Sale, or the receipt of the Net Available Cash from such Asset Sale, as to which the Company must make an Offer for Securities, the Company shall deliver to the Trustee and send, by first-class mail, to each Holder, a written notice stating that the Holder may elect to have such Holder's Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable Asset Sale Purchase Price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date such notice is mailed unless otherwise required by applicable law (the "Purchase Date") and shall contain information concerning the circumstances and relevant facts regarding such Asset Sale which the Company in good faith believes will enable such Holders to make an informed decision regarding the Offer, including but not limited to information with respect to historical income, cash flow and capitalization after giving pro forma effect to such Asset Sale to the extent practicable. The notice shall specify that unless the Company shall default in the payment of the Asset Sale Purchase Price, after the Purchase Date interest thereon will cease to accrue with respect to any Securities accepted for purchase by the Company, and shall contain all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3) below.

          (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sale pursuant to which the Offer is being made and (iii) the compliance of such allocation with the provisions of paragraph (a) of this Section. On or before such date, the Company shall also irrevocably deposit with the Paying Agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Paying Agent shall, on or promptly after the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the Asset Sale Purchase Price with respect to the Securities tendered by such Holder and accepted by the Company from the funds provided by the Company for such payment. In the event that the aggregate Asset Sale Purchase Price of all Securities delivered by the Company to the Trustee is less than the Offer Amount, the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period.

          (3) Holders electing to have Securities purchased will be required to surrender the Securities to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. A Holder will be entitled to withdraw its election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities which were delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Securities purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased first). Holders whose Securities are purchased only in part will be issued new Securities of the same series equal in principal amount to the unpurchased portion of the Securities surrendered.

          (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section and an Opinion of Counsel stating that the terms of this Indenture have been complied with. Securities shall be deemed to have been accepted for purchase at the time the Paying Agent mails or delivers payment therefor to the surrendering Holder.

          (5) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, or other applicable laws or regulations in connection with any Offer required to be made by the Company to repurchase the Securities pursuant to this Section. In the event of any conflict between such tender offer rules or other applicable laws or regulations and the provisions of this Section, such rules or other laws or regulations shall control. The Company may assign its obligation to repurchase the Securities as a result of an Asset Sale to a third party (which may or may not be an Affiliate), so long as the Company remains an obligor of the Securities not repurchased and agrees to repurchase the Securities on the Purchase Date to the extent such third party fails to do so. Any such offer by a third party must comply with any applicable tender offer rules or other applicable laws or regulations.

          SECTION 4.09. Change of Control. (a) In the event of a Change of Control, the Company will be required to repurchase all or any part of each Holder's Securities tendered pursuant to a tender offer by the Company for the Securities (a "Repurchase Offer") at a purchase price in cash (the "Repurchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of such purchase in accordance with the procedures set forth in paragraph (b) of this Section.

          (b) (1) Within 30 days following any Change of Control, the Company shall deliver to the Trustee and send, by first-class mail, to each Holder, a written notice stating that a Change of Control has occurred and that the Holder may elect to have such Holder's Securities repurchased by the Company either in whole or in part in integral multiples of $1,000 of principal amount, at the Repurchase Price. The notice shall specify a purchase date (the "Repurchase Date") not less than 30 days nor more than 60 days after the date of such notice (or such longer period as may be reasonably necessary for the Company to comply with any applicable laws and regulations), and shall contain information concerning the circumstances and relevant facts regarding such Change of Control which the Company in good faith believes will enable such Holders to make an informed decision regarding the Repurchase Offer, including but not limited to information with respect to historical income, cash flow and capitalization after giving pro forma effect to the Change of Control to the extent practicable. The notice shall specify that unless the Company shall default in the payment of the Repurchase Price, after the Repurchase Date interest thereon will cease to accrue with respect to any Securities timely tendered, and shall contain all instructions and materials necessary to tender Securities pursuant to the Repurchase Offer, together with the information contained in clause (3) below.

          (2) Not later than the Repurchase Date, the Company shall irrevocably deposit with the Paying Agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the total amount necessary to repurchase all the Securities (the "Repurchase Amount") to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Repurchase Offer remains open (the "Repurchase Period"), the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Paying Agent shall, on or promptly after the Repurchase Date, mail or deliver payment to each tendering Holder in the amount of the Repurchase Price with respect to the Securities tendered by such Holder and accepted by the Company from the funds provided by the Company for such payment. In the event that the aggregate Repurchase Price of all Securities delivered by the Company to the Trustee is less than the Repurchase Amount, the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Repurchase Period.

          (3) Holders electing to have Securities repurchased will be required to surrender the Securities to the Company at the address specified in the notice at least three Business Days prior to the Repurchase Date. A Holder will be entitled to withdraw its election if the Trustee or the Company receives not later than three Business Days prior to the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities which were delivered for repurchase by the Holder and a statement that such Holder is withdrawing its election to have such Securities repurchased. Holders whose Securities are repurchased only in part will be issued new Securities of the same series equal in principal amount to the non-repurchased portion of the Securities surrendered.

          (4) At the time the Company delivers Securities to the Trustee which are to be accepted for repurchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section and an Opinion of Counsel stating that the terms of the Indenture have been complied with. Securities shall be deemed to have been accepted for repurchase at the time the Trustee receives such delivery and Officers' Certificate and Opinion of Counsel from the Company.

          (5) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, or other applicable laws or regulations in connection with any offer required to be made by the Company to repurchase the Securities pursuant to this Section. In the event of any conflict between such tender offer rules or other applicable laws or regulations and the provisions of this Section, such rules or other laws or regulations shall control. The Company may assign its obligation to repurchase the Securities as a result of a Change of Control to a third party (which may or may not be an Affiliate), so long as the Company remains an obligor of the Securities not repurchased and agrees to repurchase the Securities on the Repurchase Date to the extent such third party fails to do so. Any such offer by a third party also must comply with any applicable tender offer rules or other applicable laws or regulations.

          SECTION 4.10.  Limitation on Liens Securing
Subordinated or Pari Passu Indebtedness. If the Company or any Subsidiary creates, incurs, assumes or suffers to exist any Lien of any kind (i) securing any Subordinated Indebtedness of the Company or Indebtedness of the Company which ranks Pari Passu with the Securities, then the Company will or will cause its

Subsidiaries, as the case may be, concurrently or immediately thereafter, to provide that the Securities are equally and ratably secured; provided, however, that in the case of Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Securities with the same relative priority as such Subordinated Indebtedness shall have with respect to the Securities; provided further, however, that this Section 4.10 shall not apply to the Lien encumbering the Redemption Fund; or
(ii) securing any assumption, guarantee or other liability of any Subsidiary in respect of any Subordinated Indebtedness of the Company or Indebtedness of the Company which ranks Pari Passu with the Securities, then a substantially similar assumption, guarantee or other liability of such Subsidiary in respect of the Securities, concurrently or immediately thereafter, shall be equally and ratably secured; provided, however, that in the case of Subordinated Indebtedness, the Lien securing the assumption, guarantee or other liability of any Subsidiary in respect of such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the assumption, guarantee or other liability of such Subsidiary in respect of the Securities with the same relative priority as such Subordinated Indebtedness shall have with respect to the Securities.

          SECTION 4.11. Business Activities. The Company will not, and will not permit any Subsidiary to, engage in any business other than (i) the insurance and reinsurance business and such business activities incidental or related thereto,
(ii) such other businesses as the Company or its Subsidiaries are engaged in on the date of this Indenture and (iii) businesses which are conducted through Subsidiaries other than those referred to in (i) or (ii) above as long as the aggregate Investments of the Company and its Subsidiaries in such Subsidiaries do not exceed 5% of the total Invested Assets of the Company and its Subsidiaries.

          SECTION 4.12. Limitation on Issuance of Guarantees by Subsidiaries. (a) The Company will not permit any Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is Pari Passu with or subordinate in right of payment to the Securities ("Guaranteed Indebtedness"), unless
(i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Securities by such Subsidiary and (ii) such Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee. If the Guaranteed Indebtedness is (A) Pari Passu with the Securities, then the Guarantee of such Guaranteed Indebtedness shall be Pari Passu with, or subordinated to, the

Subsidiary Guarantee or (B) subordinated to the Securities, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities.

          (b) Notwithstanding the foregoing Section 4.12(a), any Subsidiary Guarantee by a Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Subsidiary's Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

          SECTION 4.13. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating as to each such officer signing such Officers' Certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto). The Company also shall comply with TIA Section 314(a)(4) in the event that it imposes any requirement which is not satisfied by compliance by the Company with the requirements of the preceding sentence.

          SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                           ARTICLE 5.

                        Successor Company

          SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its assets as an entirety to any Person unless:

                 (i) either (1) the Company shall be the
          continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety
          (A) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance and observance of all other obligations under this Indenture on the part of the Company to be performed or observed;

                (ii) immediately before and immediately after giving pro forma effect to such transaction (and treating any Indebtedness not previously an obligation of the Company or a Subsidiary which becomes the obligation of the Company or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default shall have occurred and be continuing;

               (iii) immediately after giving pro forma effect to such transaction, the resulting, surviving or transferee Person has Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

                (iv) immediately after giving pro forma effect to such transaction, the resulting, surviving or transferee Person would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a), other than Permitted Indebtedness; and

                 (v) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions specified in clauses (i) through (iv) above have been satisfied.

          Notwithstanding anything in this Section 5.01 to the contrary, the Company shall merge with American Life Holding Company concurrently with the issuance of the Securities, and American Life Holding Company shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee in the form of Annex B hereto (the "First Supplemental Indenture"), the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of all other obligations under this Indenture and the Securities on the part of the Company to be performed or observed.

          SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities; provided, however, that in the case of a lease, the Company shall not be released from the obligation to pay the principal of and interest on the Securities.


                           ARTICLE 6.

                      Defaults and Remedies

          SECTION 6.01.  Events of Default.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of
Article 10 or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1) (i) default in the payment when due of the principal of (or premium, if any, on) any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, or (ii) a failure to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

               (2) default in the payment of any interest on any Security when it becomes due and payable, and continuance of such default for a period of 30 days;

               (3) default in the performance, or breach, of any other term, covenant or warranty of the Company contained in the Securities or this Indenture, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

               (4) default with respect to any obligation of the Company or any Subsidiary, whether as principal, guarantor, surety or other obligor, under any Indebtedness having an aggregate principal amount in excess of $10 million and (i) either (1) such default is upon the Stated Maturity of such Indebtedness or
          (2) as a result of such default the maturity of such Indebtedness has been accelerated prior to its Stated Maturity and (ii) such Indebtedness has not been paid in full or such acceleration has not been rescinded, annulled or waived prior to the entry of a final judgment in favor of the holders thereof;

               (5) any holder or holders holding $10 million of secured Indebtedness individually or in the aggregate shall commence foreclosure proceedings against any assets or properties of the Company having a fair market value in excess of $10 million;

               (6)  one or more final and nonappealable
          judgments, orders or decrees which require the payment in money, either individually or in an aggregate amount, of more than $10 million shall be entered against the Company or any Subsidiary or any of their respective properties which is not covered by insurance (treating any deductibles as not so covered) and shall not be discharged and either (i) an enforcement proceeding is commenced upon such judgment, order or decree or (ii) there shall have been a period of 60 days during which a stay of enforcement of such judgment, order or decree, by reason or any appeal or otherwise, shall not be in effect;

               (7) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, rehabilitation, liquidation, conservation or supervision or other similar law now or hereafter in effect (each, a "Bankruptcy Law") or appointing a custodian, rehabilitator, conservator, supervisor, trustee, sequestrator or other similar official (any of the foregoing, a "Custodian") of the Company or any Material Subsidiary for any substantial part of its or their property, or ordering the winding up or liquidation of its or their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (8)  the commencement by the Company or any
          Material Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law, or the consent by the Company or any Material Subsidiary to the entry of a decree or order for relief in respect of the Company or such Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law, or to the commencement of any bankruptcy, insolvency or similar case or proceeding against it, or the consent by the Company or any Material Subsidiary to the filing of such petition or the appointment of or taking possession by a Custodian of the Company or any such Material Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by the Company or any Material Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action.

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is or with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

          At any time after such declaration of acceleration has been made and before a judgment or decree for payment of money due has been obtained by the Trustee as hereinafter provided, the Holders of a majority in principal amount of the Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (1) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

               (2)  all overdue interest on all Securities,

               (3) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

               (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

          (b) all Events of Default, other than the nonpayment of principal of the Securities which has become due solely by such declaration of acceleration, shall have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except
(i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under
Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. This Section 6.05 shall be in lieu of
Section 316(a)(I)(A) of the TIA and such Section 316(a)(I)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          SECTION 6.06.  Limitation on Suits.  A Securityholder
may not pursue any remedy with respect to this Indenture or the Securities unless:

               (1)  the Holder gives to the Trustee written
     notice stating that an Event of Default is continuing;

               (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

               (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in
Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in
Section 7.07.

          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under
Section 7.07.

          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under
Section 7.07;

          SECOND: to holders of Senior Indebtedness to the extent required by Article 10;

          THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          FOURTH:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

          SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                           ARTICLE 7.

                             Trustee

          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of
     Default:

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

               (1) this paragraph does not limit the effect of paragraph (b) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
     Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02. Rights of Trustee. (a) The Trustee may rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Any request or direction of the Company referred to herein shall be sufficiently evidenced by a Company Request or Company Order. Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.06.  Reports by Trustee to Holders.  As
promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a), if an event has occurred requiring a report under such section. The Trustee also shall comply with TIA
Section 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection therewith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

          The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture.

          When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

               (1)  the Trustee fails to comply with
          Section 7.10;

               (2)  the Trustee is adjudged bankrupt or
          insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided, that such successor Trustee shall qualify and be eligible under Section 7.10 hereof.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10.  Eligibility; Disqualification.  The
Trustee shall at all times satisfy the requirements of TIA
Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Seciton 310(b)(1) are met.

          SECTION 7.11.  Preferential Collection of Claims
Against Company. The Trustee shall comply with TIA Section 311(a), excluding from the operation thereof any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                           ARTICLE 8.

               Discharge of Indenture; Defeasance

          SECTION 8.01.  Discharge of Liability on
Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or
(ii) its obligations under Sections 4.03 through 4.12, 5.01(iii) and 5.01(iv) and the operation of Sections 6.01(3) (with respect to Sections 4.03 through 4.12, 5.01(iii) and 5.01(iv)), 6.01(4), 6.01(5), 6.01(6), 6.01(7) (with respect to any Material Subsidiary) and 6.01(8) (with respect to any Material Subsidiary) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in
Section 6.01(3) (with respect to Sections 4.03 through 4.12, 5.01(iii) and 5.01(iv)), 6.01(4), 6.01(5), 6.01(6), 6.01(7) (with respect to any Material Subsidiary) or 6.01(8) (with respect to any Material Subsidiary).

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02.  Conditions to Defeasance.  The Company
may exercise its legal defeasance option or its covenant defeasance option only if:

               (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

               (2)  the Company delivers to the Trustee a
     certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts (but, in the case of the legal defeasance option only, not more than such amounts) as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

               (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in
     Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

               (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

               (5) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

               (6)  the Company delivers to the Trustee an
     Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

               (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

               (8)  in the case of the covenant defeasance
     option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

               (9)  the Company delivers to the Trustee an
     Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
     Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.
Money and securities so held in trust are not subject to
Article 10.

          SECTION 8.04.  Repayment to Company.  The Trustee and
the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.05.  Indemnity for Government Obligations.
The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                           ARTICLE 9.

                           Amendments

          SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

               (1) to cure any ambiguity, omission, defect or inconsistency;

               (2)  to comply with Article 5;

               (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended;

               (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or any trustee or other representative therefor) under Article 10;

               (5)  to add guarantees with respect to the
          Securities;

               (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

               (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

               (8) to make any change that does not adversely affect the rights of any Securityholder; or

               (9) to provide for the assumption pursuant to the First Supplemental Indenture, as contemplated by Section 5.01, by American Life Holding Company of the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of all other obligations under this Indenture and the Securities on the part of the Company to be performed or observed.

          An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (required pursuant to the terms of such Senior Indebtedness to give such consent) consent to such change.

          After an amendment under this Section (other than the amendment contemplated by Section 9.01(9)) becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

               (1) reduce the amount of Securities whose Holders must consent to an amendment;

               (2) reduce the rate of or extend the time for payment of interest on any Security;

               (3) reduce the principal of or extend the fixed maturity of any Security;

               (4)  reduce the premium payable upon the
     redemption of any Security or change the time at which any Security may or shall be redeemed;

               (5) make any Security payable in money other than that stated in the Security;

               (6) make any change in Article 10 that adversely affects the rights of any Securityholder under Article 10;
     or

               (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (required pursuant to the terms of such Senior Indebtedness to give such consent) consent to such change.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03.  Compliance with Trust Indenture Act.
Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Securityholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture. Each amendment pursuant to this Article 9 shall be in the form of a supplemental indenture.

          SECTION 9.07. Payment for Consent. Neither the Company, any Affiliate of the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                           ARTICLE 10.

                          Subordination

          SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only indebtedness of the Company which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.11.

          SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of assets or securities of the Company, of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or cash equivalents, before the Holders, or the Trustee on their behalf, shall be entitled to receive any payment by the Company on account of Note Obligations, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities (in each case, other than a payment or distribution consisting solely of equity securities or debt or other securities which are subordinated to Senior Indebtedness to the same extent as the Securities or which rank junior to the Securities). Before any payment or distribution may be made by, or on behalf of, the Company on any Note Obligations in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution consisting solely of equity securities or debt or other securities which are subordinated to Senior Indebtedness to the same extent as the Securities or which rank junior to the Securities), to which the Holders, or the Trustee on their behalf, would be entitled, but for this Article 10, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders or the Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their Representatives, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          SECTION 10.03. Default on Senior Indebtedness. No direct or indirect payment by or on behalf of the Company of Note Obligations, whether pursuant to the terms of the Securities or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of any Senior Indebtedness or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, such default shall have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness or such Senior Indebtedness shall have been repaid in full in cash or cash equivalents. In addition, during the continuance of any other event of default with respect to (i) the Credit Agreement pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the Bank Agent, no payment of Note Obligations may be made by or on behalf of the Company for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless (x) such Payment Blockage Period shall be terminated by written notice to the Trustee from the Bank Agent, (y) such event of default has been cured or waived or (z) such Senior Indebtedness shall have been repaid in full in cash or cash equivalents) or
(ii) any other Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the Representative for the holders of such other Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such other Designated Senior Indebtedness then outstanding), no payment of Note Obligations may be made by or on behalf of the Company for a Payment Blockage Period commencing on the date of receipt of such notice and ending 179 days thereafter (unless (x) such Payment Blockage Period shall be terminated by written notice to the Trustee from such Representative, or such holders, (y) such event of default has been cured or waived or (z) such Designated Senior Indebtedness shall have been repaid in full in cash or cash equivalents). Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days; provided that, subject to the limitations set forth in the next sentence, the commencement of a Payment Blockage Period by the Representative for, or the holders of, Designated Senior Indebtedness, other than under the Credit Agreement, shall not bar the commencement of another Payment Blockage Period by the Bank Agent within such period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 181 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default that was, or that reasonably should have been, known to exist or be continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the Representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          SECTION 10.04.  When Distribution Must Be Paid Over.
If a distribution is made to Securityholders that because of this
Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

          SECTION 10.05. Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

          SECTION 10.06.  Relative Rights.  This Article 10
defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

               (1)  impair, as between the Company and
     Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Securities in accordance with their terms; or

               (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

          SECTION 10.07. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          SECTION 10.08. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative for the holders of Senior Indebtedness or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only such Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 10.09.  Distribution or Notice to
Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

          SECTION 10.10. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

          SECTION 10.11. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

          SECTION 10.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such person under this
Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

          SECTION 10.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.14. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

          SECTION 10.15. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

          SECTION 10.16. Proof of Claims. In the event that the Company is subject to any proceeding under any Bankruptcy Law and the Securityholders and the Trustee fail to file any proof of claim permitted to be filed in such proceeding with respect to the Securities, then any Representative of any Senior Indebtedness may file such proof of claim no earlier than the later of (i) the expiration of 15 days after such Representative notifies the Trustee of its intention to do so and (ii) 30 days preceding the last day permitted to file such claim.


                           ARTICLE 11.

                          Miscellaneous

          SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 11.02.  Notices.  Any notice or communication
shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                    if to the Company:

                    ALHC Merger Corporation
                    c/o Conseco, Inc.
                    11815 N. Pennsylvania Street
                    Carmel, Indiana
                    Attention:  General Counsel


                    if to the Trustee:

                    LTCB Trust Company
                    One Liberty Plaza, 47th Floor
                    New York, New York 10006
                    Attention:  Corporate Trust Administration



          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 11.03.  Communication by Holders with Other
Holders.  Securityholders may communicate pursuant to TIA
Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 11.04.  Certificate and Opinion as to
Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

               (1)  an Officers' Certificate in form and
     substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.05.  Statements Required in Certificate or
Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (1)  a statement that the person making such
     certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

          SECTION 11.06: When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 11.07.  Rules by Trustee, Paying Agent and
Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying
Agent may make reasonable rules for their functions.

          SECTION 11.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 11.11.  Successors.  All agreements of the
Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 11.14. Waiver Regarding Redemption Fund. Notwithstanding any provision to the contrary contained herein, by accepting a Security each Securityholder hereby waives and releases any and all rights, powers and interests and all manner of claims, whether now existing or arising in the future, which it may have as a creditor of the Company or any other entity with respect to the Redemption Fund. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith under Title 11 of the United States Code, as hereafter amended, or under any other applicable bankruptcy, insolvency or other similar law, now or hereafter in effect, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, relative to the Company, or to its assets, (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Company, then each Securityholder agrees that it shall not be entitled to any payment or distribution of any kind or character of assets of the Redemption Fund, whether in cash, property or securities, by set-off or otherwise. The waiver and release and other agreements set forth in this
Section 11.14 shall be part of the consideration for the issue of the Securities.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                   ALHC MERGER CORPORATION

Attest
                                   by

                                       /s/ Rollin M. Dick
                                      ------------------------
   /s/ Lawrence W. Inlow           Title Executive Vice President
   ---------------------
Title Secretary

                                   LTCB TRUST COMPANY


Attest
                                   by

                                      /s/ Helmut Langefeld
                                      -----------------------
   /s/ Barbara Bevelaqua           Title Executive Vice President
   ---------------------
Title Vice President

                                                   EXHIBIT A



                   [FORM OF FACE OF SECURITY]

No.                                                   $

             11-1/4% Senior Subordinated Note Due 2004

          [Issuer], a Delaware corporation, promises to pay to
   , or registered assigns, the principal sum of          dollars
on September 15, 2004.

          Interest Payment Dates:  March 15 and September 15.

          Record Dates:  March 1 and September 1.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                            [ISSUER],

                              by


                                ____________________________
                                        President


                                ____________________________
                                        Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

LTCB TRUST COMPANY                                         [SEAL]


as trustee, certifies that this is one of the Securities referred to in the Indenture.


by

______________________________
     Authorized Signatory

               [FORM OF REVERSE SIDE OF SECURITY]


              11-1/4% Senior Subordinated Note Due 2004


          1.  Interest

          [Issuer], a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 29, 1994. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


          2.  Method of Payment

          The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.


          3.  Paying Agent and Registrar

          Initially, LTCB Trust Company, a New York corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


          4.   Indenture

          The Company issued the Securities under an Indenture dated as of September 29, 1994 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act").
Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general unsecured obligations of the Company limited to $150,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the issuance of debt by the Company, the issuance of debt and preferred stock by the Subsidiaries, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Indebtedness, the sale or transfer of assets and Subsidiary stock and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and the Subsidiaries to restrict distributions and dividends from Subsidiaries. Each of the foregoing limitations is subject to a number of important qualifications and exceptions.


          5.   Optional Redemption

          The Securities may not be redeemed prior to September 15, 1999. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date:

               Period                                  Percentage
               ------                                  ----------
From September 15, 1999 through September 14, 2000      105.625%

From September 15, 2000 through September 14, 2001      102.813%

From September 15, 2001 and thereafter                  100.000%



          6.   Notice of Redemption

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

          7.   Put Provisions

          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.


          8.   Subordination

          The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


          9.   Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


          10.  Persons Deemed Owners

          The registered holder of this Security may be treated as the owner of it for all purposes.


          11.  Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

          12.  Defeasance

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


          13.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to comply with the Act or to add additional covenants or surrender Company rights, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.


          14.  Defaults and Remedies

          Under the Indenture, Events of Default include
(i) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required;
(ii) default for 30 days in payment of interest on the Securities; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Subsidiary if the amount accelerated (or so unpaid) exceeds $10 million, and the commencement of foreclosure proceedings by certain holders of secured Indebtedness; (v) certain events of bankruptcy or insolvency with respect to the Company or any Material

Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.


          15.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.


          16.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


          17.  Waiver Regarding Redemption Fund

          By accepting a Security, each Securityholder waives and releases any and all rights and claims it may have as a creditor of the Company with respect to the Redemption Fund established for the benefit of the holders of certain preferred stock of the Company, and agrees that it shall not be entitled, upon any bankruptcy or similar proceeding with respect to the Company, to any distribution of assets from the Redemption Fund, all as more fully set forth in the Indenture. These provisions are part of the consideration for the issue of the Securities.

          18.  Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


          19.  Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


          20.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:



          Attention of

                     ASSIGNMENT FORM

          To assign this Security, fill in the form below:

          I or we assign and transfer this Security to


          (Print or type assignee's name, address and zip code)

          (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.


____________________________________________________________


          Date: ________________


          Your Signature:_____________________


____________________________________________________________
Sign exactly as your name appears on the other side of this Security.

               OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by
the Company pursuant to Section 4.08 of the Indenture, check the box:
                               ___
                         /  /

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount:
$

          If you want to elect to have this Security purchased by
the Company pursuant to Section 4.09 of the Indenture, check the box:
                               ___
                         /  /

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount:
$

Date: __________________
Your Signature: _________________________

(Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:_____________________________________________
(Signature must be guaranteed by a member firm of the New York
Stock Exchange or a commercial bank or trust company)

                  FIRST SUPPLEMENTAL INDENTURE

                             BETWEEN

            AMERICAN LIFE HOLDING COMPANY, as Issuer

               and LTCB TRUST COMPANY, as Trustee














                                   Dated as of September 29, 1994

          FIRST SUPPLEMENTAL INDENTURE, dated as of September 29,
1994 (this "Supplemental Indenture"), between AMERICAN LIFE
HOLDING COMPANY, a Delaware corporation (the "Company"), and LTCB
TRUST COMPANY (the "Trustee").

          WHEREAS, ALHC Merger Corporation, a Delaware corporation ("Acquisition"), and the Trustee have entered into an indenture (the "Indenture") dated as of September 29, 1994, to provide for the issuance of $150 million principal amount of Acquisition's 11-1/4% Senior Subordinated Notes Due 2004 (the "Securities"); and

          WHEREAS, on September 29, 1994, Acquisition merged with and into the Company (the "Merger"), with the Company succeeding to the business of Acquisition and assuming all of the obligations of Acquisition under the Securities and the Indenture; and

          WHEREAS, the Company has made a request to the Trustee that the Trustee join with it, in accordance with Section 9.01 of the Indenture, in the execution of this Supplemental Indenture to permit the Company to assume all the obligations of Acquisition under the Indenture pursuant to Section 5.01 of the Indenture;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company and the Trustee hereby agree for the equal and ratable benefit of all holders of the Securities as follows:


                           ARTICLE 1.

                           Definitions

          Section 1.01. Definitions. For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the meanings therein specified.


                           ARTICLE 2.

                   Assumption and Substitution

          Section 2.01. Assumption of Obligations. The Company as the surviving corporation of the Merger expressly acknowledges and assumes the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of all other obligations under the Indenture or the Securities to be performed or observed by Acquisition.

          Section 2.02.  Substitution.  On the date hereof, the
Company (as the surviving corporation of the Merger) shall, by virtue of the assumption described in Section 2.01 and the execution and delivery of this Supplemental Indenture, succeed to and be substituted for Acquisition.


                           ARTICLE 3.

                          Miscellaneous

          Section 3.01. Effect of the Supplemental Indenture. This Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

          Section 3.02.  Counterparts.  This Supplemental
Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

          Section 3.03.  GOVERNING LAW.  THIS SUPPLEMENTAL
INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE
CONFLICT OF LAWS PRINCIPLES THEREOF).

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                         AMERICAN LIFE HOLDING COMPANY



                         By: /s/ ROLLIN M. DICK
                             ________________________________
                            Name:  Rollin M. Dick
                            Title: Executive Vice President


                         LTCB TRUST COMPANY, as Trustee



                         By: /s/ HELMUT LANGEFELD
                            _________________________________
                            Name: Helmut Langefeld
                            Title: Executive Vice President